EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date:  January 27, 2010





                      CITIBANK, N.A.



                      By:  /s/ Ali L. Karshan
                         --------------------------------------------
                           Name:  Ali L. Karshan
                           Title: Assistant Secretary


                      CITICORP



                      By:  /s/ Ali L. Karshan
                         --------------------------------------------
                           Name:  Ali L. Karshan
                           Title: Assistant Secretary


                      CITIGROUP INC.



                      By:  /s/ Ali L. Karshan
                         --------------------------------------------
                           Name:   Ali L. Karshan
                           Title:  Assistant Secretary